Exhibit 23.17

CONSENT OF QUALIFIED PERSON

Regarding the "Technical Report Summary on the Initial Assessment of the Fox Complex, Ontario, Canada", that is current as of December 31, 2021 (the "Technical Report Summary"):

In connection with the filing of the Annual Report of McEwen Mining Inc. for the year ended December 31, 2021 on Form 10-K (the "Form 10- K"), Eric Sellars consents to:

●	the use of my name and status as a "Qualified Person" in the Form 10-K
●	any quotation from, or summarization of any of the information that I am responsible for preparing in the Technical Report Summary in the Form 10-K
●	to the filing of the Technical Report Summary as an exhibit to the Form 10-K and
●to the incorporation by reference of the Technical Report Summary in the Registration Statements of McEwen Mining Inc. on (i) Form S-3 (Nos. 333-224476 and 333-234612), (ii) Form S-4 (No. 333-226858) and (iii) Form S-8 (Nos. 333-144563, 333-144569, 333-112269, 333-179143, 333-179144, 333-204693, and 333-222609) .

Signed by:

/s/ Eric Sellars
Eric Sellars, P.Eng.
SLR Consulting (Canada) Ltd.